EXHIBIT 11.1

          Statement Regarding Computation of Earnings Per Common Share
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

                                                                                                                     Period from
                                                                                                                    June 27, 1984
                                                                                                                     (Inception)
                                                            Quarter Ended January 31   Nine Months Ended October 31      to
                                                         ----------------------------- ----------------------------
                                                               1997            1996           1997         1996     January 31, 1997
                                                         ----------------------------- ---------------------------- ---------------

Primary loss per share:
      Shares outstanding                                    4,812,333       4,690,560      4,812,333     4,690,560        4,812,333
      Effect of using weighted average common and              (1,299)       (476,519)       (31,704)   (3,148,342)      (2,918,680)
           common equivalent shares
      Effect of shares issuable under common stock              *               *             *              *               *
           warrrants using the treasury stock method
      Effect of shares issuable under stock options             *               *             *              *               *
           using the treasury stock method
      SAB  No. 83 - for stock  options  granted at
           exercise  price less than the
           initial  public  offering  price during
           the 12 months  preceding  the
           initial public offering using the treasury
           method                                             None            28,125          None         199,580          256,685
                                                           ------------- -------------  -------------  -------------  --------------

Total                                                       4,811,034       4,242,166      4,780,629     1,741,798        2,150,338
                                                           ============= =============  =============  =============  ==============

Net loss                                                   $ (421,401)     $ (193,298)  $ (1,086,396)   $ (428,698)    $ (6,166,358)
                                                           ============= ============= ==============   ============  ==============

Net loss per share                                         $    (0.09)     $    (0.05)       $ (0.23)      $ (0.25)         $ (2.87)
                                                           ============= ============= ==============   ============  ==============

Fully diluted loss per share:
      Shares used in computing primary earnings per share   4,811,034       4,242,166      4,780,629     1,741,798        2,150,338
      Assumed conversion of all series of redeemable
           convertible preferred stock                        None            None           None          None              None
                                                           ------------- --------------- -------------  ------------- --------------

Total                                                       4,811,034       4,242,166      4,780,629     1,741,798        2,150,338
                                                           ============= =============== ============== ============= ==============

Net Loss                                                   $ (421,401)     $ (193,298)  $ (1,086,396)   $ (428,698)    $ (6,166,358)
                                                           ============= =============== ============== ============= ==============

Pro forma net loss per share                                  $ (0.09)     $    (0.05)       $ (0.23)      $ (0.25)         $ (2.87)
                                                           ============= =============== ============== ============= ==============
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*  Antidilutive